UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, with zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 6, 2006, Embarcadero Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with an affiliate of Thoma Cressey Equity Partners, Inc., EMB Holding Corp., a Delaware corporation (“Parent”) and EMBT Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), and the Company will survive as a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Shares”), other than Shares owned by (i) the Company or any of its subsidiaries, (ii) Parent or (iii) any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, shall be automatically converted into the right to receive $8.38 in cash per share, without interest.

The consummation of the Merger is subject, among other things, to the adoption of the Merger Agreement by the stockholders of the Company and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Company has made customary representations and warranties in the Merger Agreement and has agreed, among other things, (i) not to (A) solicit alternative proposals for the acquisition of the Company, or (B) subject to certain exceptions to permit the Company’s board of directors (the “Board”) to comply with its fiduciary duties, enter into discussions concerning, or provide confidential information in connection with, an alternative proposal, (ii) to call a meeting of the Company’s stockholders to consider the adoption of the Merger Agreement, and (iii) subject to certain exceptions to permit the Board to comply with its fiduciary duties, for the Board to recommend that the Company’s stockholders adopt the Merger Agreement.

The Merger Agreement may be terminated (i) by the mutual consent of the parties, (ii) by Parent or the Company (A) if a governmental entity shall have issued an order or taken any other action to permanently enjoin the Merger, (B) if the Company’s stockholders fail to adopt the Merger Agreement, (C) if the Merger shall not have been consummated by December 31, 2006 (the “Outside Date”), or (D) if the other party breaches any of its representations, warranties, covenants, or agreements in the Merger Agreement and any such breach is not, or is not reasonably capable of being, cured by the Outside Date, and (iii) by Parent (A) if the Board shall have withdrawn or adversely modified its approvals or recommendations of the Merger, (B) the Board has failed to reaffirm its approvals or recommendations of the Merger within ten business days after Parent requests that it do so following the public announcement of an alternative proposal, (C) the Board shall have (1) recommended that the Company stockholders approve or accept an alternative proposal or (2) determined to accept a superior proposal, (D) the Company breaches its covenant to call and convene a meeting of its stockholders or breaches its covenant not to solicit an alternative proposal, or (E) a third party shall have commenced a tender or exchange offer or other alternative proposal and the Company shall not have sent a statement to its stockholders recommending rejection of such offer within ten business days of the first publication of such offer. The Company may also terminate the Merger Agreement in the event it approves or accepts a superior proposal and pays the termination fee to Parent described below.

If the Merger Agreement is terminated (i) by the Company because it approves or accepts a superior proposal, (ii) by Parent under clause (iii) above, or (iii) by Parent or the Company under clause (ii)(B) or (C) above, the Company shall pay Parent a termination fee in the amount of $8,100,000, provided, however, that in the case of clause (iii) of this paragraph such payment shall be made only if the

Company enters into an acquisition agreement with another party within six months following termination of the Merger Agreement, and such payment shall be made no later than five business days after entering into such acquisition agreement.

If all of the conditions to Parent’s obligation to close have been satisfied and Parent fails to close the transaction contemplated by the Merger Agreement, the Company may terminate the Merger Agreement and Parent shall pay the Company a termination fee in the amount of $12,150,000 within five business days of notice of termination.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which will be included in the proxy statement to be filed by the Company.

On September 7, 2006, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

On September 6, 2006, each of Stephen Wong, Raj Sabhlok, Robert Lamvik and Michael Shahbazian entered into Voting Agreements with Parent and the Company, pursuant to which each individual agreed, among other things, to vote all of his shares of common stock of the Company and those acquired after the date of the agreements, if any, in favor of the adoption of the Merger Agreement. These agreements represent an aggregate of 4,576,667 shares, or 17.7%. of the issued and outstanding common stock of the Company. These agreements terminate upon the earlier of the effective time of the Merger, the termination of the Merger Agreement, or the date on which the Board withdraws or modifies its approvals or recommendations of the Merger.

In addition to the foregoing, Raj Sabhlok, currently the Company’s Senior Vice President of Operations and who will become Chief Executive Officer of the Company upon the consummation of the Merger, will purchase management incentive equity in an amount equal to approximately 4.68% of the Parent’s common equity, subject to various time and performance vesting provisions. Mr. Sabhlok has also agreed to invest $300,000 of the proceeds he is to receive in the Merger in shares of common stock and preferred stock of the Parent, generally on the same terms as Thoma Cressey Equity Partners, Inc.’s investment, bringing his aggregate equity up to approximately 4.9%.

On September 6, 2006, in connection with the Merger Agreement, each of Messrs. Raj Sabhlok, Robert Lamvik and Wayne D. Williams, entered into new Employment Agreements and Non-Competition Agreements with the Company that will become effective upon consummation of the Merger. Mr. Sabhlok will become the Chief Executive Officer at his current annual salary of $240,000; Mr. Lamvik will continue as Vice President, World Wide Field Operations at his current annual salary of $200,000; and Mr. Williams will continue as Chief Technology Officer at his current annual salary of $180,000. Pursuant to the Employment Agreements, each of them is also entitled to receive a discretionary bonus and participate in customary employee benefit programs for senior executives of the Company. Messrs. Lamvik and Williams will also receive equity incentive awards in the aggregate of up to less than 2% of the Parent’s common equity, subject to various time and performance vesting provisions.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to Embarcadero Investor Relations, 100 California Street, 12th Floor, San Francisco, California 94111, telephone: (415) 834-3131.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 26, 2006, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and from Embarcadero Investor Relations, 100 California Street, 12th Floor, San Francisco, California 94111, telephone: (415) 834-3131.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

Date: September 8, 2006	By:	/s/ Michael Shahbazian
Michael Shahbazian
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 7, 2006.